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                                                                      Exhibit 99

 Certification of Principal Executive Officer pursuant to 18 U.S.C Section 1350

I hereby certify pursuant to 18 U.S.C (S) 1350, as adopted pursuant to (S) 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that the accompanying Form 10-QSB of Harbor Bankshares Corporation, (the "Company") for the quarterly period ended March 31, 2003, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d); and that the information contained in this Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

By: /s/ Joseph Haskins, Jr.                               April 28, 2003
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                                                               Date

President and Chief Executive Officer
Joseph Haskins, Jr.

Certification of Principal Financial Officer pursuant to 18 U.S.C. Section 1350


I hereby certify pursuant to 18 U.S.C. (S) 1350, as adopted pursuant to (S) 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that the accompanying Form 10-QSB of Harbor Bankshares Corporation, (the "Company") for the quarterly period ended March 31, 2003, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d); and that the information contained in this Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:/s/  /s/ Teodoro J. Hernandez                          April 28, 2003
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                                                               Date

Treasurer
Teodoro J. Hernandez